UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2023

Everest Consolidator Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41100	86-2485792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 MacArthur Blvd Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

(949) 610-0835

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Warrant	MNTN.U	New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	MNTN	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MNTN WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the Amended and Restated Certificate of Incorporation (the “Certificate”) of Everest Consolidator Acquisition Corporation (the “Company”), in the event that the Company has not completed an initial Business Combination (as defined in the Certificate) by February 28, 2023, the Company’s board of directors may extend the period of time to consummate an initial Business Combination by two additional three month periods, provided, in each case, that Everest Consolidator Sponsor, LLC (the “Sponsor”) has deposited into the Trust Account (as defined in the Certificate) $1,725,000 in exchange for private placement warrants, at a rate of $1.50 per private placement warrant, on the same terms as the private placement warrants issued on the date of the closing of the Company’s initial public offering. On February 28, 2023, pursuant to the Certificate, the Sponsor and the Company effected an initial extension of the period of time for the Company to consummate an initial business combination from February 28, 2023 to May 28, 2023.

Second Extension Warrants Purchase Agreement

On May 26, 2023, the Company entered into a Private Placement Warrants Purchase Agreement (the “Second Extension Warrants Purchase Agreement”) with the Sponsor pursuant to which the Company issued to the Sponsor 1,150,000 private placement warrants (the “Second Extension Private Placement Warrants”), at a rate of $1.50 per private placement warrant, on the same terms as the private placement warrants issued to the Sponsor in connection with the closing of the Company’s initial public offering. The Company issued the Second Extension Private Placement Warrants in exchange for the Sponsor’s deposit of $1,725,000, representing $0.10 per share of the Company’s Class A common stock held by public stockholders, into the Trust Account (the “Deposit”). Accordingly, pursuant to the Certificate, the Company has further extended the period of time that it has to consummate its initial Business Combination by a period of three months from May 28, 2023 to August 28, 2023 (the “Second Extension”).

The foregoing description is qualified in its entirety by reference to the Second Extension Warrants Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Conditional Guaranty Agreement

In connection with the Second Extension, the Company also entered into a Conditional Guaranty Agreement (the “Conditional Guaranty Agreement”) in favor of the Noteholder (defined below) in respect of a promissory note with an aggregate original principal amount of $1,725,000 (the “Note”) issued and sold by the Sponsor to a third-party investor (the “Noteholder”). Pursuant to the Conditional Guaranty Agreement, the Company shall, subject to the Company’s consummation of an initial Business Combination prior to the Termination Date (as defined in the Certificate), guarantee the payment when due of all principal and accrued interest owed by the Sponsor under the Note. The Company’s obligations under the Conditional Guaranty Agreement will terminate upon the earliest to occur of (i) the payment in full or discharge and termination of the Note, (ii) the failure to consummate an initial Business Combination prior to the Termination Date or (iii) immediately prior to the voluntary or involuntary liquidation, dissolution or winding up of the Company. The Noteholder has waived any right, title, interest and claim of any kind in or to any monies in the Trust Account.

The foregoing description is qualified in its entirety by reference to the of the Conditional Guaranty Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the heading “Conditional Guaranty Agreement” is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K under the heading “Second Extension Warrants Purchase Agreement” is incorporated by reference in this Item 3.02. The issuance of the Second Extension Private Placement Warrants was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On May 30, 2023, the Company issued a press release announcing that the Deposit had been timely made to effect the Second Extension, as approved by the Company’s board of directors on May 26, 2023. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits

10.1	Second Extension Warrants Purchase Agreement, dated May 26, 2023, between the Company and the Sponsor.

10.2	Conditional Guaranty Agreement, dated May 26, 2023.

99.1	Press Release, dated May 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everest Consolidator Acquisition Corporation

Date: May 30, 2023	By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	Chief Executive Officer